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Post Effective Amendment #1 to
Registration No. 333-86615

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IBM CREDIT LLC*
(Exact name of registrant as specified in its charter)
 *(Formerly known as IBM Credit Corporation)

DELAWARE (State or other Jurisdiction of Incorporation or Organization)	22-2351962 (I.R.S. Employer Identification Number)

North Castle Drive
Armonk, New York 10504-1785
(914) 765-1900
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

JOHN J. SHAY, JR.
Vice President, Secretary & General Counsel
IBM Credit LLC
North Castle Drive
Armonk, New York 10504-1785
(914) 765-6100

with a copy to:

STUART S. MOSKOWITZ
Senior Counsel
International Business Machines Corporation
New Orchard Road, MS 329
Armonk, New York 10504
(914) 499-6148
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF DEBT SECURITIES

        This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (SEC File No. 333-86615) is being filed by IBM Credit LLC (the "Company") in order to deregister all of the $9,848,150,000.00 principal amount of Debt Securities which remain unsold under SEC File No. 333-86615.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Castle, State of New York, on the 4th day of March, 2003.

IBM CREDIT LLC (Registrant)
By:	/s/ MARK LOUGHRIDGE Name: Mark Loughridge Title: President (Principal Executive Officer and Member of the Board of Managers)

        Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement (SEC File No. 333-86615) has been signed by the following persons in the capacities and on the dates indicated:

(Signature)	(Title)	(Date)

/s/ MARK LOUGHRIDGE Mark Loughridge	President (Principal Executive Officer and Member of the Board of Managers)	March 4, 2003
/s/ JAMES W. BOYKEN James W. Boyken	Vice President, Finance (Principal Financial Officer and Member of the Board of Managers)	March 4, 2003
/s/ LISA J. SCHOLNICK Lisa J. Scholnick	Controller (and Member of the Board of Managers)	March 4, 2003

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DEREGISTRATION OF DEBT SECURITIES
SIGNATURES